UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported ) July 3, 2012 (June 27, 2012)

AMERICAN REALTY CAPITAL TRUST III, INC.

(Exact name of Registrant as specified in its charter)

Maryland	000-54690	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on June 22, 2012, at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of American Realty Capital Trust III, Inc., a Maryland corporation (the “Company”), the stockholders of the Company approved the following amendments to the Company’s then-existing Articles of Amendment and Restatement (the “Original Charter”), as described in the Company’s definitive proxy statement for the 2012 Annual Meeting filed with the Securities and Exchange Commission on April 24, 2012:

•	Provide that (i) any and all vacancies on the Company’s board of directors (the “Board”) resulting from the death, removal or resignation of a director may be filled only by the affirmative vote of a majority of the remaining directors in office and (ii) any and all vacancies on the Board resulting from an increase in the size of the Board may be filled only by the affirmative vote of a majority of the stockholders of the Company.

•	Provide that a property appraisal is required (i) of the underlying property in connection with the Company making or investing in any mortgage (except for a mortgage insured or guaranteed by a government or government agency), (ii) from an independent appraiser in a transaction in which a majority of the independent directors on the Board so determine and in any transaction with the Company’s advisor, sponsor, director or and affiliate thereof, and (iii) to determine that any mortgage the Company makes or in which the Company invests does not exceed an amount equal to 85% of the appraised value of the underlying property, which determination was to be made by the independent directors of the Board under the Original Charter.

•	Provide that the Company shall not invest in indebtedness secured by a mortgage on real property which is subordinate to equity interests of the Company’s advisor, sponsor, any director or any other affiliate of the Company.

•	In connection with a condition to the Company providing indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an indemnitee, amend the condition to provide that there must have been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee, instead of each count involving alleged "material" securities law violations as provided in the Original Charter.

On June 27, 2012, the Company filed Articles of Amendment and Restatement amending the Original Charter (the “Articles of Amendment and Restatement”) with the Maryland State Department of Assessments and Taxation (“SDAT”), and the Articles of Amendment and Restatement became effective as of such date. The Articles of Amendment and Restatement amended the Original Charter as approved by the stockholders of the Company at the 2012 Annual Meeting and described above, as well as (i) updated information with respect to the Company’s resident agent and principal office in the State of Maryland, (ii) updated the current members of the Board, as elected at the 2012 Annual Meeting and (iii) incorporated corrections and amendments contained in a Certificate of Correction to the Original Charter, dated January 23, 2012, and in Articles of Amendment to the Original Charter, dated May 18, 2011, each as previously filed by the Company with SDAT.

The foregoing summary is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

July 3, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors